UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 8, 2007

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

7799 Pardee Lane, Oakland CA	94621
(Address of principal executive offices)	(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Stock Options and Performance Bonuses/Performance Shares Awarded to Certain Executive Officers

On March 8, 2007, the Compensation Committee of the Board of Directors of World Heart Corporation (the “Company”), as confirmed by the Board of Directors of the Company, approved the grant of stock options, cash performance bonuses and performance shares to certain of the Company’s executive officers.  The stock options and performance shares were awarded pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”).  The Compensation Committee also approved a form of Performance Share Grant Notice and Agreement to be used with the Plan, a copy of which is filed as Exhibit 99.1 hereto.  The following tables set forth information about the stock options, cash performance bonuses and performance shares:

Stock Option Awards:

Executive Officer	Number of Shares Underlying Options	Per Share Exercise Price
Jassawalla, Jal S.	1,500,000	$0.41
Khanwilkar, Pratap	200,000	$0.41
Miller, Phillip	200,000	$0.41
Vajda, John	100,000	$0.41
Jansen, Piet	175,000	$0.41

Performance Bonuses:

			Performance Shares
			(common share
Executive Officer	Total Award ($)	Cash Portion of Award($)	equivalents payable in stock)

Jassawalla, Jal S.	$138,840	$34,710	253,976
Khanwilkar, Pratap	$68,640	$17,160	125,561
Miller, Phillip	$66,560	$16,640	121,756
Vajda, John	$46,800	$11,700	85,610
Jansen, Piet	$85,280	$21,320	156,000

The exercise price per share of each stock option award was determined pursuant to the terms of the Plan and is equal to the closing price of the Company’s common shares on the day before the date of grant (March 7, 2007).  Each stock option award vests and becomes exercisable with respect to one-third of the underlying shares on the first, second and third anniversaries of the date of grant.  Each stock option award has an expiration date of March 1, 2016.

Performance bonuses are earned upon the achievement of certain performance milestones relevant to the Company’s business.  The performance milestones are based generally on product development, clinical trials, revenue and financing goals.  If the performance goals applicable to the executive officer are achieved, the executive officer is eligible to receive the total award.  The total award is paid twenty-five percent (25%) in cash and seventy-five percent (75%) in the Company’s common shares (determined by dividing the cash equivalent of the bonus by the price per share on the day before the date of grant), as described in the table above.  The cash and stock payments are fully vested when paid, which shall be as soon as possible after the Compensation Committee determines that the performance goals have been achieved, but no later than March 15, 2008.  If the performance goals are not achieved on or before December 31, 2007, then no performance bonuses will be paid.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit.

99.1	Form of Performance Share Grant Notice and Agreement
99.2	Summary of Bonus Program for Certain Executive Officers

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 14, 2007

WORLD HEART CORPORATION

	By:	/s/ A. Richard Juelis
	Name:	A. Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

99.1	Form of Performance Share Grant Notice and Agreement
99.2	Summary of Bonus Program for Certain Executive Officers